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                                                                    EXHIBIT 23.1


PRICEWATERHOUSECOOPERS (LOGO)

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      PO Box 363566
                                                      San Juan PR 00936-3566
                                                      Telephone (787)754-9090




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 31, 1998, which appears on page 34 of the 1998 Annual Report to Shareholders of Oriental Financial Group, which is incorporated by reference in Oriental Financial Group's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ PRICEWATERHOUSECOOPERS LLP





PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

April 2, 1999